                                                                    EXHIBIT 10.5


****CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED


                             Netscape Agreement #
                                    005439

                          TRADEMARK LICENSE AGREEMENT

     This Trademark License Agreement ("Agreement") is effective as of the 31st day of January, 1999 ("the Effective Date") and is entered into by and between Netscape Communications Corporation ("Netscape"), a Delaware corporation located at 501 East Middlefield Road, Mountain View California 94043, and Net2Phone, Inc., ("Licensee"), a New Jersey corporation located at 171 Main Street, Hackensack, NJ 07601.

                                    RECITALS

A. Netscape owns and uses the trademark NETSCAPE (the "Mark"), in connection with its Internet-related software products, services and technology;

B. Licensee, among other things, produces certain client software products that operate in conjunction with Netscape client software products or are accessible from and promoted on Netscape's Internet web sites ("Co-branded Products").

C. Licensee desires to use the Mark in connection with the promotion, marketing and delivery of Licensee's Co-branded Products over the Internet, enterprise networks or similar networks through web pages in the languages and geographic territories set forth in Exhibit A; and
                                        ---------

D. Netscape is willing to permit such use of the Mark under the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties agree as follows:

1.  Grant of License.

1.1. Grant of License. Netscape hereby grants to Licensee a non-exclusive, nontransferable, license to use the Mark in connection with the Co-branded Products solely to promote, market, sell and deliver Co-branded Products to end users in the languages and geographic territories mutually agreed upon in writing by the parties, including those set forth in Exhibit A. Licensee may
                                                     ------------
only use the Mark as a collective whole and shall not separately use any element or elements of the Mark.

1.2. Reservation of Rights. Netscape hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including Netscape's right to authorize or license use of the Mark or any other trademarks or names containing NETSCAPE, to any third party for use in connection with any goods and services, including, but not limited to, Co-branded Products. Without limiting the rights reserved in the first sentence, Netscape hereby reserves any and all rights to use, authorize use or license use of the Mark or any other trademarks or names containing the Marks in any geographic territory and in any language, except as otherwise agreed
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                                 CONFIDENTIAL

to in writing. Licensee shall have no obligation to use the Mark as contemplated under this Agreement.

2. License Fee. For the rights granted to Licensee herein, Licensee shall pay Netscape, by wire transfer, a one-time non-refundable license fee of **** at the time of the execution of this Agreement. The license fee due hereunder is exclusive of any applicable taxes. Netscape shall be responsible for and shall reimburse Licensee for, and promptly pay, all applicable national, state and local taxes, value added or sales taxes, and other taxes pertaining to payments except taxes based on Licensee's income. If Netscape in good faith contests any tax that is so payable or reimbursable by Netscape, Licensee shall cooperate in good faith in the contest at Netscape's expense. Licensee shall pass on to Netscape any tax refund and interest related thereto, received by Licensee with respect to Licensee's previous payment or reimbursement of applicable taxes and interest related thereto hereunder, if any

3. Ownership of Mark. Licensee hereby acknowledges that Netscape is the owner of the Mark, and any trademark applications and/or registrations thereto, agrees that it will do nothing inconsistent with Netscape's intellectual property rights in the Mark and agrees that all use of the Mark by Licensee shall inure to the benefit of Netscape. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Mark other than the right to use the Mark in accordance with this Agreement. Licensee agrees not to register or attempt to register the Marks as a trademark, service mark, Internet domain name, trade name, with any domestic or foreign governmental or quasi-governmental authority and agrees it will not violate any of Netscape's intellectual property rights in the Mark. Licensee may not register or use either the Mark, or an abbreviation of the Mark, as part of an Internet domain name. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

4.  Use of the Mark; Protection of the Mark.

4.1. Proper Use. Licensee agrees that all use of the Mark under this Agreement shall only occur in connection with The Co-branded Products and shall be in compliance with the terms of this Agreement. Licensee may use the Mark as set forth in Section 1.1 as well as in connection with the promotion of The Co-branded Products. Licensee shall use the Mark in conformance with Netscape's trademark guidelines ("Trademark Guidelines"), set forth in Exhibit B, which may
                                                            ---------
reasonably be revised by Netscape from time to time. Licensee agrees not to use any other trademark or service mark in combination with the Mark other than as described in Section 1.1. Except as provided in Section 8.3, Licensee has no right to sublicense, transfer or assign the use of the Mark or use the Mark for any other purpose other than the purpose described herein. Licensee may not use the Mark in connection with or for the benefit of, any third party's products or services. Licensee further agrees not to use the Mark on or in connection with any products or services that are or could reasonably be deemed to be obscene, pornographic, disparaging of Netscape or its products or services, or that are themselves unlawful or whose purpose is to encourage unlawful activities by others (provided however that this clause shall not be applicable to the content sent through the use of the Co-branded Products except if such content is originated by Licensee). The parties acknowledge that nothing in the Agreement prevents the other from using the Mark in a non-denominative, non-trademark fashion that is otherwise allowed by law.

[****] REPRESENTS MATERIAL, WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                 CONFIDENTIAL

4.2. Quality Standards. If Licensee uses the Mark in connection with the Co-branded Products, Licensee agrees to maintain a consistent level of quality of the Co-branded Products made available thereunder, substantially equal to that found in Licensee's existing products and Web site services. Licensee further agrees to maintain a level of quality of the Co-branded Products in connection with its use of the Mark that is consistent with general industry standards.

4.3. Monitoring by Netscape. Licensee acknowledges that Netscape has no further obligations under this Agreement but that Netscape does have the right to periodically monitor, no more than quarterly, Licensee's use of the Mark in conjunction with the Co-branded Products. Upon reasonable request by Netscape, no more often than quarterly, Licensee shall provide Netscape with representative samples of each such use prior to the time the Mark is published on the Internet or in press materials or marketing or advertising materials. If Netscape determines in good faith that Licensee is using the Mark improperly, and/or in connection with Products, or products, which do not meet the standards set forth in Section 4.1 or Section 4.2, Netscape shall notify Licensee, and Licensee shall use reasonable efforts to remedy the improper use within ten (10) business days following receipt of such notice from Netscape. Use of the Mark on goods or services other than in connection with the Co-branded Products, in a manner inconsistent with the Trademark Guidelines, or in connection with an infringement of Netscape's or a third party's rights, including but not limited to rights under trademark, patent, trade secret or copyright, laws may constitute material breach of this Agreement which shall be treated in accordance with Section 7.1..

4.4. Legend; Disclaimer. Licensee shall include with any online publication or publication in print of the Mark a trademark legend indicating that the Mark is that of Netscape, used under license, and a disclaimer that Licensee and not Netscape has produced The Co-branded Products.

4.5. Licensee's Co-branded Products. If the Co-branded Products contain or present any material that constitutes an infringement of Netscape's trademark, patents, copyrights or trade secrets (except with respect to any such material provided or included by Netscape or at the request of Netscape), Licensee's right to use the Mark pursuant to the grant described in Section 1.1 shall, upon written notice from Netscape and following an opportunity to cure in at least ten (10) business days from receipt of such notice, be suspended until Licensee has revised, removed or removed links to such material to Netscape's reasonable satisfaction. If such revision or removal of, or removal of links to, such material to Netscape's reasonable satisfaction has not occurred within thirty
(30) days of the notice from Netscape described in the preceding sentence, Netscape may terminate this Agreement in accordance with Section 7.1. If the Co-branded Products contain or present any material that constitute an infringement of a third party's copyright, trademark, patents or trade secrets, (except for any such material provided or included by Netscape or at the request of Netscape), Netscape may terminate this Agreement in accordance with Section 7.1.
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                                 CONFIDENTIAL

5. Confidential Information and Disclosure. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees, consultants, accountants, agents, representatives and attorneys on a "need to know" basis, each party agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other.

6.  Indemnification

6.1. By Netscape. Netscape agrees to indemnify Licensee and to hold Licensee harmless from any and all liability, loss, damages, claims or causes of action, including reasonable legal fees and expenses that may be incurred by Licensee, arising out of claims by a third party that Licensee's use of the Marks in accordance with this Agreement infringes such third party's rights in the Marks. Licensee shall provide Netscape with prompt written notice of any claim for which indemnification is sought, and shall cooperate fully with and allow Netscape to control the defense and settlement of such claim. Netscape may not settle any such claim without Licensee's prior written consent, which consent shall not be unreasonably withheld. Licensee shall have the right, at its own expense, to participate in the defense of any such claim.

7.  Termination

Term and Termination. This Agreement and the term of the license granted herein shall be perpetual unless terminated as provided in Section 4.3, Section 4.5 or this Section 7.1. Netscape shall have the right to terminate this Agreement upon the occurrence of one or more of the following: (a) any material breach by Licensee of its obligations under this Agreement, including without limitation, those indicated in Section 4.3 and 4.5 of this Agreement, which remains uncured for (i) thirty (30) days or more following written notice of such breach from Netscape, or (ii) in the event Licensee provides Netscape, within such thirty
(30) day period, a written plan to remedy such breach, sixty (60) days of more from the date such plan is provided to Netscape (b) Licensee decides not to develop and launch a Co-branded Products that uses the Mark, or (c) The Co-branded Products are discontinued for a continuous period of four (4) months and not restarted within thirty (30) days of written notice from Netscape of such fact; provided, however, that Netscape shall not be entitled to terminate the Agreement under subsections (b) or (c)of the foregoing provision prior to the date two (2) years following the Effective Date. Licensee may terminate this Agreement at any time for any reason, or for no reason, by written notice thereof. Notwithstanding the above, if in its reasonable discretion Netscape determines that as a result of a breach of this Agreement it will be materially and adversely affected in a substantial manner by failing to immediately suspend the licenses granted herein, Netscape may suspend the licenses granted in
Section 1 until such breach is cured.


7.2. Effect of Termination. Upon termination of the Agreement, Licensee agrees it shall immediately cease any and all use of the Mark.

                                 CONFIDENTIAL

8.  General

8.1. Governing Law. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of Delaware without regard to the conflicts of laws or principles thereof.

8.2.  Entire Agreement.  This Agreement, including Exhibit A and Exhibit B
                                                   ---------     ---------
attached hereto, constitute the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No amendment or modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

8.3. Assignment. Except as set forth below, neither party may assign any of its rights or (except in the normal course of its business) delegate any of its duties under this Agreement, or otherwise assign or transfer this Agreement without the prior written consent of the other party. Either party may assign this Agreement in connection with any merger, acquisition, reorganization, sale of substantially all the assets or stock of that party or any similar event ("Change of Control Event") without the prior written consent of the other party. In the event of a Change of Control Event in which Netscape is not to be a surviving entity, Netscape will use commercially reasonable efforts to ensure this Agreement is assigned to the successor entity. Netscape shall have the right to terminate this Agreement upon thirty (30) days prior written notice if Participant assigns or transfers this Agreement as permitted to a direct competitor of Netscape in the web client or web portal business without Netscape's consent. Any attempted assignment, delegation or transfer in derogation of the foregoing shall be null and void. This Agreement shall apply to and bind any permitted successors or assigns of the parties hereto and any reference to the applicable parties herein shall refer to the applicable successors or assigns.

8.4. Notices. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (a) personally delivered or (b)transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or 2 days after deposit with such express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:


        Licensee:                        Netscape:
        Net2Phone, Inc.                  Netscape Communications Corporation
        171 Main Street                  501 East Middlefield Road, MV-002
        Hackensack, NJ 07601             Mountain View, CA 94043
        Fax: _____________               Fax: (650) 528-4123
        Attn:  General Counsel           Attn: General Counsel

8.5. Force Majeure. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not
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                                 CONFIDENTIAL

limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

8.6. Waiver. Any waiver, either expressed or implied, by either party of any default by the other in the observance and performance of any of the conditions, covenants of duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

8.7. Headings. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

8.8. Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venture or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

8.9. Survival. The provisions of Section 1.2 (Reservation of Rights), 3 (Ownership of Mark), 4.4 (Legend; Disclaimer), 5 (Confidential Information and Disclosure), 6 (Indemnification by Netscape), 7.2 (Effect of Termination) and 8 (General) will survive any termination of this Agreement.

8.10. Equitable Relief. Licensee recognizes and acknowledges that a breach by Licensee of this Agreement may cause Netscape irreparable damage which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the Mark. In the event of any default or breach by Licensee that could result in irreparable harm to Netscape or cause some loss or dilution of Netscape's goodwill, reputation, or rights in the Mark, Netscape shall be entitled to seek immediate injunctive relief to prevent such irreparable harm, loss, or dilution in addition to any other remedies available.

8.11. Severability. Except as otherwise set forth in this Agreement, the provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected thereby and shall nevertheless be binding between the parties hereto.
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                                 CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

NET2PHONE, INC.                          NETSCAPE COMMUNICATIONS CORPORATION
By:  /s/  Jonathan Reich                 By:  /s/  Noreen G. Bergin
Name:  JONATHAN REICH                    Name: Noreen G. Bergin
Title: SENIOR VICE PRESIDENT MARKET      Title:  Senior Vice President Finance
       & BUS. DEV.                               & Corporate Controller

Date: JANUARY 31, 1999                   Date:   01-31-99

Exhibit A: Marks; Target Language and Geographic Combinations
---------
Exhibit B: Trademark Guidelines
---------

                              APPROVED REVENUE ACCTG.

                              REVIEWED BY NETSCAPE LEGAL

                                  Initial /s/ AM  1/31/99/